EXHIBIT (a)(1)(iv)
FIRST CITIZENS BANC CORP
Offer to Purchase for Cash Up To
500,000 of Its Common shares
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.
EASTERN TIME, ON FEBRUARY 24, 2006, UNLESS THE OFFER IS EXTENDED.
To Our Clients:
      Enclosed for your consideration are the Offer to Purchase, dated January 11, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal in connection with the offer by First Citizens Banc Corp, an Ohio corporation (“First Citizens”), to purchase up to 500,000 of its common shares, at a purchase price of $23.00 per share, net to the seller in cash, without interest. The offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, as amended or supplemented from time to time (together, the “Offer”). Also enclosed are certain other materials related to the Offer, including a letter to shareholders from the President of First Citizens.
      We are the holder of record for shares held for your account. Only we, pursuant to your instructions, can tender your shares. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.
      All shares properly tendered and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, will be purchased at the purchase price, subject to the terms and conditions of the Offer, including the proration provisions. Because of the proration provisions described in the Offer to Purchase, all common shares tendered may not be purchased if more than 500,000 common shares are tendered. All shares tendered and not purchased, including shares not purchased because of proration procedures, will be returned at First Citizens’ expense promptly following the Expiration Date. See Section 1 of the Offer to Purchase.
      As described in First Citizens’ Offer to Purchase, if more than 500,000 common shares have been validly tendered and not withdrawn, First Citizens will purchase validly tendered (and not withdrawn) common shares in the following order of priority:

•	First, First Citizens will purchase shares from all holders of “odd lots” of less than 100 shares who have properly tendered all of their shares prior to the Expiration Date and completed the “Odd Lots” section in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery;

•	Second, First Citizens will purchase all shares from all other shareholders who properly tender their shares, on a pro rata basis, if necessary; and

•	Third, only if necessary to permit the purchase of 500,000 shares, from holders who have tendered conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them before the expiration of the Offer. See Section 6 of the Offer to Purchase.
      Please instruct us as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following:

1. The Offer is for up to 500,000 common shares. The Offer is not conditioned on any minimum number of shares being tendered.

2. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on February 24, 2006, unless the Offer is extended. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf.

4. Tendering shareholders will not be obligated to pay brokerage commissions or solicitation fees to First Citizens or the Dealer Manager and Information Agent for shares purchased in the Offer. Shareholders, however, may incur fees associated with the tendering of shares held in custodial or other beneficiary accounts. Any stock transfer taxes applicable to the purchase of shares by First Citizens pursuant to the Offer will be paid by First Citizens, except as otherwise provided in the Offer to Purchase and Instruction 6 of the Letter of Transmittal.

5. If you are an odd lot holder, meaning that you beneficially own fewer than 100 shares, and you instruct us to tender on your behalf all such shares at the purchase price before the Expiration Date and complete the section captioned “Odd Lots” in the attached instruction form, First Citizens will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

6. If you wish to condition your tender upon the purchase of all shares tendered or upon First Citizens purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. First Citizens’ purchase of shares from all tenders that are so conditioned may be determined by random lot. To elect such a condition, please complete the section captioned “Conditional Tender” in the attached Instruction Form.

7. First Citizens’ Board of Directors has approved the Offer. However, you must make your own decision whether to tender shares and, if so, how many shares to tender. Neither First Citizens, the Dealer Manager and Information Agent nor the Depositary makes any recommendation to any shareholder as to whether to tender or refrain from tendering shares.

      If you wish to have us tender any or all of your shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instruction to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.
      The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all holders of common shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer by
FIRST CITIZENS BANC CORP
to Purchase for Cash Up to 500,000 of its Common Shares
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 11, 2006 and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), in connection with the Offer by First Citizens Banc Corp (“First Citizens”) to purchase up to 500,000 of its common shares, at a price of $23.00 per share, without interest.
The undersigned hereby instruct(s) you to tender to First Citizens the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
NUMBER OF SHARES BEING TENDERED HEREBY:               SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
ODD LOTS
(See Instruction 6 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.
CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)
A tendering shareholder may condition his or her tender of shares upon First Citizens purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by First Citizens pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, First Citizens may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.
     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
SIGN HERE
Signatures(s):

Name(s):

(Please Print)
Taxpayer Identification or Social Security Number:

Address(es):

(Including Zip Code)
Area Code/Phone Number:

Date: